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                                                                    EXHIBIT 99.4

                      GENERAL MOTORS ACCEPTANCE CORPORATION
                             200 RENAISSANCE CENTER
                           12TH FLOOR, MC: 482-B12-C24
                                DETROIT, MI 48265

                                   _____, 200_

Chase Manhattan Bank USA, National Association
500 Stanton Christiana Road, Floor 3
Ops 4
Newark, DE 19713

General Motors Acceptance Corporation, as Servicer
200 Renaissance Center
12th Floor, MC: 482-B12-C24
Detroit, MI 48265

Central Originating Lease Trust
c/o Deutsche Bank Trust Company Delaware
1011 Centre Road, Suite 200
Wilmington, DE 19805-1266

      Re: Transfer Direction re: Beneficial Interest in Applicable Trust Estate

Ladies and Gentlemen:

      Reference is hereby made to that certain Second Amended and Restated Trust and Servicing Agreement, dated as of March 25, 2004 (the "VAULT Trust Agreement") between Chase Manhattan Bank USA, National Association, as Trustee (the "Trustee") and General Motors Acceptance Corporation ("GMAC"), as Servicer and as Initial Trust Beneficiary, and acknowledged and agreed to by Central Originating Lease Trust ("COLT") as a Trust Beneficiary pursuant to the COLT Designation. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the VAULT Trust Agreement, or if not defined therein, in Part I of Exhibit A to the COLT Servicing Agreement, dated as of ____, 200_ (the "COLT Servicing Agreement") between GMAC, COLT and ____, as COLT Indenture Trustee.

      Pursuant to Section 9.1 of the VAULT Trust Agreement, GMAC hereby informs the Trustee that it intends to convey all of its right, title and interest in and to its Beneficial Interest in that portion of its respective Applicable Trust Estate consisting of the Leased Vehicles identified as Series 200 - Lease Assets on the Series 200 -__ Lease Assets Schedule attached as Schedule A to the COLT Sale and Contribution Agreement (collectively, the "Transferred Vehicles"), dated as of ___, 200_, between GMAC and COLT, and listed on Schedule I hereto to COLT (the "Transferee"). GMAC hereby instructs the Trustee from and after ___, 200_ (the

                                         VAULT Transfer Direction (COLT 200_-__)

                                      S-1

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"Transfer Effective Date") and until otherwise directed by the Transferee, to hold legal title to the Applicable Trust Estate as nominee for the benefit of the Transferee. GMAC acknowledges and agrees by execution of this Transfer Direction that it shall no longer hold any Beneficial Interest in the Transferred Vehicles from and after the Transfer Effective Date. Further, GMAC, as Servicer, shall amend each Schedule of Vehicles maintained pursuant to the VAULT Trust Agreement to remove from the GMAC Series any reference to the Transferred Vehicles and shall reallocate such Transferred Vehicles to the COLT Series.

      Pursuant to Section 9.1 of the VAULT Trust Agreement, COLT represents and warrants that it is not an "employee benefit plan" as defined in Section 3(3) of ERISA (whether or not subject to ERISA, and including, without limitation, foreign or government plans), a "plan" described in Section 4975 of the Code, or an entity whose underlying assets are deemed to include "plan assets" of any of the foregoing by reason of investment by an employee benefit plan or other plan in such entity (including, without limitation, an insurance company general account).

      COLT hereby reaffirms its agreement to bound by the terms of the VAULT Trust Agreement as a Trust Beneficiary pursuant to (x) the Designation of Trust Beneficiary and Creation of Sub-Trust, dated as of May 15, 1996, by GMAC, as Servicer and Initial Trust Beneficiary and accepted and agreed to by PNC Bank, Delaware, as trustee thereunder, and (y) its acceptance and agreement to the VAULT Trust Agreement.

      The Trustee and the Servicer agree that this Transfer Direction will become effective on the Transfer Effective Date upon delivery of an executed counterpart of this Transfer Direction and receipt of an opinion of counsel to GMAC that the transfer effected hereunder is permitted by Section 9.1 of the VAULT Trust Agreement.

                                         VAULT Transfer Direction (COLT 200_-__)

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      Please acknowledge your receipt of and agreement to this Transfer
Direction by signing a counterpart hereof in the space provided below.

                                    Sincerely,

                                    GENERAL MOTORS ACCEPTANCE
                                    CORPORATION, as Initial Trust Beneficiary

                                    By:___________________________________
                                    Name:
                                    Title: Director -

                                         VAULT Transfer Direction (COLT 200_-__)

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ACKNOWLEDGED AND AGREED:

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:___________________________________
Name:_________________________________
Title:________________________________

GENERAL MOTORS ACCEPTANCE CORPORATION,
as Servicer

By:___________________________________
Name:
Title:

CENTRAL ORIGINATING LEASE TRUST,
as a Trust Beneficiary and Transferee

By: Deutsche Bank Trust Company Delaware, not in
its individual capacity but solely as COLT Owner Trustee

By:___________________________________
Name:
Title:

                                         VAULT Transfer Direction (COLT 200_-__)

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                                                                      SCHEDULE I

                           SCHEDULE OF LEASED VEHICLES